Exhibit 10.1

Loan Agreement

This agreement is entered into by and between the following parties as of August 15, 2013 in Beijing, China.

Party A: Hebei Zhongding Real Estate Development Co., Ltd.
Party B: Huaxia Huifeng Ventures Capital Management (Beijing) Co., Ltd.

Article 1.	Loan Amount
Both parties agree that, for the purpose of supporting Party B’s development, Party A provides a RMB221,160,000 loan (the “Loan”) to Party B for the operation supporting of Huaxia Huifeng Ventures Capital Management (Beijing) Co., Ltd. and its subsidiaries (“Huaxia Huifeng Ventures Capial and its subs”)

Article 2.	Term
Both parties agree that the term of the Loan shall be from August 15, 2013 to the date on which the financing of Huaxia Huifeng Ventures Capial and its subs is completed by Party B.

Article 3.	Interest
Both parties agree that the Loan shall be interest free.

Article 4.	Governing Law and Resolution of Dispute
This agreement shall be governed by PRC law. Any disputes under this agreement shall be settled at first through friendly consultation between the parties hereto. In case no settlement can be reached through consultation, each party shall have the right to submit such disputes to the people’s court at the place where the plaintiff is domiciled.

Article 5.	Effectiveness
This agreement shall become effective upon the execution by both parties. This agreement shall be executed in duplicate; each party shall hold one original.

Creditor:
Hebei Zhongding Real Estate Development Co., Ltd.
(Seal)
Authorized Representative or Legal Representative
(Signature)

Borrower:
Huaxia Huifeng Ventures Capital Management (Beijing) Co., Ltd.
(Seal)
Authorized Representative or Legal Representative
(Signature)